UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2006

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-1375	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California	90502
(Address of Principal Executive Offices)	(Zip Code)

(310) 787-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Executive Officer Compensation

On August 24, 2006, the Compensation Committee of the Board of Directors of Farmer Bros. Co. (the “Company”) approved the following regarding compensation for the Company’s executive officers:

1.             Fiscal 2007 Salaries

Effective June 26, 2006, the base salaries of the Company’s executive officers for the fiscal year ending June 30, 2007 will be as follows:  $365,750 for Guenter W. Berger, Chairman and CEO; $320,000 for Roger M. Laverty III, President and Chief Operating Officer; $287,375 for John E. Simmons, Treasurer and CFO; and $287,375 for Michael J. King, Vice President, Sales.  Mr. Laverty’s base salary remains unchanged from the amount set forth in his Employment Agreement, a copy of which was previously filed by the Company on Form 8-K filed with the SEC on June 8, 2006.  The increase in base salaries from fiscal 2006 levels for Messrs. Berger, Simmons and King reflect cost of living changes.

2.             Incentive Compensation Plan — Fiscal 2006 Awards

Executive officer bonuses for the fiscal year ended June 30, 2006 were determined under the Farmer Bros. Co. 2005 Incentive Compensation Plan (the “Plan”), a copy of which was previously filed by the Company on Form 8-K filed with the SEC on October 12, 2005.  For fiscal 2006, the Compensation Committee designated Guenter W. Berger, John E. Simmons and Michael J. King  as participants in the Plan.  Mr. Laverty was not employed by the Company during fiscal 2006 and, therefore, was not eligible to participate in the Plan.

For fiscal 2006, the Company set the target awards of Messrs. Berger, Simmons and King at $200,000, $150,000 and $150,000, respectively.  At year-end, bonuses were awarded based on the level of achievement of Company financial performance criteria and each participant’s original goals.  The Compensation Committee has discretion to increase, decrease, or entirely eliminate the bonus amount derived from the Plan’s formula.  Based on the foregoing, the Compensation Committee approved fiscal 2006 cash incentive bonuses for the Company’s executive officers as follows:  $150,000 for Mr. Berger; $100,000 for Mr. Simmons; and $100,000 for Mr. King.  The form of award letter under the Plan for fiscal 2006 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Director Compensation

For fiscal 2007, the Compensation Committee has determined that the annual retainer, meeting fees and chairman retainers will remain unchanged from fiscal 2006, subject to mid-year review.  Therefore, each non-employee director will continue to receive an annual retainer of $25,000 and meeting fees of $1,500 for each Board meeting and committee meeting (if not held in conjunction with a Board meeting) attended, except that the per meeting fee for Audit Committee members will be $2,500.  The Audit Committee Chairman will continue to receive an annual retainer of $5,000.  The Compensation Committee Chairman will continue to receive an annual retainer of $2,500.  The members of the Board are also entitled to reimbursement of travel expenses from outside the greater Los Angeles area, in accordance with Company policy, incurred in connection with attendance at Board and committee meetings.

ESOP Administrative Committee

Effective August 24, 2006, Guenter W. Berger stepped down from the Company’s ESOP Administrative Committee and was replaced by Roger M. Laverty III.  As a result, the members of the ESOP Administrative Committee are Roger M. Laverty III, John H. Merrell and John Samore, Jr.

Item 2.02.  Results of Operations and Financial Condition.

On August 28, 2006, the Company issued a press release announcing that at a meeting on August 24, 2006, the Board of Directors declared a quarterly dividend and set the record and meeting dates for the 2006 Annual Meeting of Stockholders.  A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.  Other Events.

On August 24, 2006, the Board of Directors, upon recommendation of the Audit Committee, amended and restated the Audit Committee Charter.  A copy of the revised Audit Committee Charter is attached as Exhibit 99.3 to this Current Report on Form 8-K and will be posted on the Company’s website at www.farmerbroscousa.com as soon as practicable.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1                           Form of Award Letter (Fiscal 2006) under Farmer Bros. Co. 2005 Incentive Compensation Plan

99.2                           Press release of Farmer Bros. Co. dated August 28, 2006

99.3                           Audit Committee Charter adopted by the Board of Directors on August 24, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 30, 2006

FARMER BROS. CO.

By:	/s/ JOHN E. SIMMONS
Name: John E. Simmons
Title: Treasurer, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of Award Letter (Fiscal 2006) under Farmer Bros. Co. 2005 Incentive Compensation Plan

99.2	Press Release of Farmer Bros. Co. dated August 28, 2006

99.3	Audit Committee Charter adopted by the Board of Directors on August 24, 2006